UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 11, 2023

TANCHENG GROUP CO., LTD.

(Exact name of registrant as specified in its charter)

Nevada	333-228803	38-4086827
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 32 Hexizhuang Village, Huili Township, Jiaocheng County

Lvliang City, Shanxi Province, P.R. China 030500

(Address of principal executive offices, zip code)

(+86) 139-1097-2765

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On April 11, 2023, the holder of Tancheng Group Co., Ltd. (the “Company”), representing approximately 97% voting power of the total issued and outstanding capital stock of the Company, acting by written consent, approved a Certificate of Amendment to Articles of Incorporation (the “Certificate of Amendment”) of the Company to increase the number of shares of common stock that the Company is authorized to issue from 75,000,000 shares to 1,000,000,000 shares (the “Increase in Authorized Shares”).  Such approval and consent constitute the approval and consent of at least a majority of the voting power of the Company’s outstanding capital stock and are sufficient under Section 78.320 of the Nevada Revised Statutes and the Company’s Articles of Incorporation and Bylaws in effect to approve the Certificate of Amendment.

The Increase in Authorized Shares was also approved by the Company’s sole director on the same date. The Company filed the Certificate of Amendment with the Secretary of State of the State of Nevada on April 11, 2023. The Certificate of Amendment is attached hereto as Exhibit 3.1.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to Articles of Incorporation filed with the Secretary of State of Nevada on April 11, 2023

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the iXBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2023	Tancheng Group Co., Ltd.

/s/ Yu Yang
Name: Yu Yang
Title: Chief Executive Officer and Chief Financial Officer

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